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                                  EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF AVONDALE INCORPORATED
                              AS OF AUGUST 26, 2005

                NAME                             STATE OF INCORPORATION
-----------------------------------------        ----------------------
        Avondale Mills, Inc.                            Alabama

Avondale Mills Graniteville Fabrics, Inc.               Delaware

        Avondale Funding, LLC                           Delaware